UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2021 (September 12, 2021)

ClearOne, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33660	87-0398877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 Wiley Post Way, Suite 500, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

+1 (801) 975-7200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	CLRO	The NASDAQ Capital Market

Item 1.01  Entry into a Material Definitive Agreement

Private Placement of Securities

On September 12, 2021, ClearOne, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a private placement 3,623,189 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and warrants (the “Warrants”) to purchase up to 3,623,189 shares of Common Stock (the “Offering”).  The purchase price for one share of Common Stock and one Warrant is $2.76. The Company expects to receive gross proceeds of approximately $10.0 million in connection with the Offering, before deducting placement agent fees and related offering expenses.

The Shares, Warrants and the shares of our Common Stock issuable upon the exercise of the Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Common Stock after exercising the holder’s Warrant up to 9.99% of the number of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrant.

Pursuant to the terms of a registration rights agreement dated September 12, 2021 by and among the Company and each of the Purchasers (the “Registration Rights Agreement”), the Company agreed to use best efforts to cause a registration statement (the “Resale Registration Statement”) on Form S-3 providing for the resale by holders of the Shares and the shares of Common Stock issuable upon the exercise of the Warrants, to become effective within 75 days following the date of the Purchase Agreement and to keep such registration statement effective at all times.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 90-day period following the effectiveness of the Resale Registration Statement.

The Offering is expected to close on or about September 15, 2021, subject to customary closing conditions.

Pursuant to a letter agreement, dated August 30, 2021 (the “Engagement Letter”), the Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) as placement agent in connection with the Offering. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the securities. The Company agreed to pay to the Placement Agent a cash fee of 6.0% of the aggregate gross proceeds raised in the Offering. The Company also agreed to reimburse the Placement Agent for its out-of-pocket expenses, including fees and expenses of counsel, incurred in connection with the Offering in the amount of $50,000, and to pay $15,950 for the Placement Agent’s clearing and/or escrow fees. Pursuant to the terms of the Engagement Letter, the Placement Agent has the right, for a period of twelve months following the closing of the Offering, to act as sole book-running manager, sole underwriter or sole placement agent in connection with certain debt and equity financing transactions by the Company.

The foregoing summaries of the Purchase Agreement, Registration Rights Agreement and the Warrants do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

On September 13, 2021, the Company issued a press release in connection with the Offering, which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Bridge Loan Extension

On September 11, 2021, the Company amended and restated the terms of its $2.0 million bridge loan originally obtained from Edward D. Bagley (the “Bridge Loan”) on July 2, 2021. Under the original terms of the Bridge Loan, it was to mature on the earlier to occur of (i) October 1, 2021 or (ii) within two business days of the Company’s receipt of its expected U.S. federal income tax refund, and contains other customary covenants and events of default. The amended and restated Bridge Loan extended the latest maturity date from October 1, 2021 to January 3, 2022. All other terms and conditions of the Bridge Loan remained in full force and effect as previously disclosed in the Company’s current report on Form 8-K as filed with the SEC on July 9, 2021.

The foregoing summary of the amended and restated bridge loan does not purport to be complete and is subject to, and qualified in its entirety by, a copy of the amended and restated Bridge Loan as filed as exhibit 10.3 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

The disclosure of the Private Placement of Securities under Item 1.01 above is incorporate herein by reference.

Item 9.01              Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Exhibit Title

4.1	Form of Common Stock Purchase Warrant.
10.1	Form of Securities Purchase Agreement.
10.2	Form of Registration Rights Agreement.
10.3	Amended and Restated Promissory Note dated September 11, 2021.
99.1	Press Release of ClearOne, Inc. dated September 13, 2021.
104.1	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE, INC.

Date: September 13, 2021	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
Chief Executive Officer (Principal Executive Officer)